SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 19, 2018

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SITESTAR CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-27763	88-0397234
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1518 Willow Lawn Drive
Richmond, VA		23230
(Address of principal executive offices)		(Zip Code)

(434) 382-7366

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 19, 2018, the Company held its 2018 Annual Meeting of Shareholders. A total of 244,152,887 shares were represented in person or by valid proxy, and the shareholders voted on three proposals. The final results for the votes regarding each proposal are set forth below:

Proposal One

The vote with respect to the amendment of the Company’s Articles of Incorporation to change the name of the Company from Sitestar Corporation to Enterprise Diversified, Inc. is set forth below:

Total Votes For	Total Votes Withheld	Abstentions	Broker Non-Votes
222,854,490	11,579,692	9,718,705	-

The amendment of the Company’s Articles of Incorporation to change the name of the Company to Enterprise Diversified, Inc. was approved.

Proposal Two

The vote with respect to the nominees for director is set forth below:

	Total Votes For	Total Votes Withheld	Abstentions	Broker Non-Votes
Jeffery I. Moore	213,337,822	2,975,000	-	-
Steven L. Kiel	214,337,722	1,975,100	-	-
Jeremy K. Deal	216,291,722	21,100	-	-
(Independent)
Jeremy K. Gold	213,342,822	2,970,000	-	-
(Independent)
Christopher T. Payne	214,342,822	1,970,000	-	-
(Independent)
Keith D. Smith	214,327,822	1,985,000	-	-

Each nominee received the required number of votes for re-election to the board of the Company to hold office until the next annual meeting, and until a respective successor is elected and has been qualified, or until such director resigns or is removed from office.

Proposal Three

The vote with respect to the ratification of the appointment of Cherry Bekaert, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018 is set forth below:

Total Votes For	Total Votes Withheld	Abstentions	Broker Non-Votes
240,764,474	30,622	3,357,791	-

Cherry Bekaert, LLP was approved as the Company’s independent registered public accountant for the year ending December 31, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2018		SITESTAR CORPORATION

	By:	/s/ Steven L. Kiel
Steven L. Kiel
President, Chief Executive Officer and Chief Financial Officer